                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   F O R M 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of Report
                                 April 26, 1999
                                 --------------

                             Solo Serve Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



       0-19994                                           74-2048057
       -------                                           ----------
(Commission File Number)                 (I.R.S. Employer Identification Number)



     1610 Cornerway Blvd.
      San Antonio, Texas                                    78219
     --------------------                                   -----
(Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 662-6262
                                 --------------

ITEM 5. OTHER EVENTS

         As reported in the Form 8-K for January 20, 1999, Solo Serve Corporation (the "Company") filed a voluntary petition on January 20, 1999 under Chapter 11 of the Bankruptcy Code, Case No. 99-50272-C (the "Filing"), in the United States Bankruptcy Court, Western District of Texas, San Antonio Division, Bankruptcy Judge Ronald B. King presiding (the "Bankruptcy Court"). Since the Filing, Solo Serve Corporation, has acted as Debtor in Possession and continued to operate and manage its affairs.

         On April 26, 1999, the Company reported that it had completed liquidation of all of its inventory and that it had sold certain of its leases. Those leases not sold or assigned have been rejected in accordance with applicable provisions of the United States Bankruptcy Code. The Company's only assets remaining unsold consist of office equipment, furniture and computers; warehouse equipment and fixtures; store fixtures; and other miscellaneous assets. These remaining items will be sold at auction at the Company's headquarters on Wednesday and Thursday, April 29 and 30th, 1999, beginning at 10:00 a.m. each day. The Company's headquarters are located at 1610 Cornerway Boulevard, San Antonio. The Company's headquarters will be open Tuesday, April 27, 1999 beginning at 10:00 a.m. to permit interested bidders to preview the items to be sold. For more information regarding the auction, interested parties may contact Pat of Investment Recovery Group at (210) 662-6262, ext. 200.

         The Company also announced that the Bankruptcy Court entered an order on April 26, 1999 granting the Company's Motion to Terminate Registration of Securities, and the Company expects to promptly file a Form 15 with the Securities and Exchange Commission, the effect of which will be to relieve the Company of the ongoing expense, including legal, audit and other miscellaneous costs, associated with the obligation to make periodic filings under the Securities and Exchange Act of 1934. Deregistration of the Company's common stock will be effective 90 days after filing of the Form 15; however, the Company is relieved of the obligation to file periodic reports effective upon the filing of the Form 15. It is expected that the Company's common stock will no longer be available for trading on the NASDAQ Bulletin Board as a result of filing of the Form 15.

         The Company is presently engaged in resolving disputed claims in the Bankruptcy Court, a process which is expected to take at least sixty to ninety days. After resolution of disputed claims and after payment of administrative claims and other priority claims, the Company intends to distribute any remaining funds to unsecured creditors. No assurance can presently be given as to the timing or amount of distributions, if any, to unsecured creditors. The interests of holders of the Company's common and preferred stock will be afforded no value in connection with the liquidation of the Company's assets.

         In addition, on April 26, 1999, the Company filed, in the Bankruptcy Court, a Monthly Operating Report Summary for March, 1999, a copy of which has been filed as Exhibit 99.1 to this Report.

Forward-looking Statements

         Forward-looking statements in this Report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made above. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the principal uncertainties facing the Company at this time are uncertainty regarding the amounts likely to be realized from sale of the Company's remaining assets and the costs associated with the bankruptcy process. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

         Copies of the bankruptcy petition and other pleadings may be obtained by contacting the Office of the Clerk of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, 615 E.
Houston Street, San Antonio, Texas 78205, (210) 472-6720.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The Monthly Operating Report Summary for the Month of March, 1999, is filed as Exhibit 99.1 to this Report.

 (c) Exhibits. The following exhibits are filed as part of this report:

         Number             Document
         ------             --------
         99.1               Monthly Operating Report Summary for the Month of
                            March, 1999, as filed with the Bankruptcy Court on
                            April 26, 1999.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             SOLO SERVE CORPORATION



                                     By:   /s/ Ross E. Bacon
                                        ----------------------------------------
                                           Ross E. Bacon,
                                           Secretary and Chief Financial Officer

Dated:  April 26, 1999

                                  EXHIBIT INDEX

         Exhibit
          Number            Description
         -------            -----------
         99.1               Monthly Operating Report Summary for the Month of
                            March, 1999, as filed with the Bankruptcy Court on
                            April 26, 1999.